UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Prosper Marketplace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-204880	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Main Street, 3rd Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with a strategic restructuring of its business, on May 3, 2016, Prosper Marketplace, Inc. (“Prosper”) notified employees of the restructuring, which was intended to streamline its operations and support future growth efforts.

Prosper expects the restructuring to result in the closure of its Salt Lake City, Utah location.  As a result of this closure, Prosper expects approximately 97 Salt Lake City-based employees to be terminated or relocated. In addition, Prosper expects this restructuring to result in the termination of approximately 73 employees at its locations in San Francisco, California and Phoenix, Arizona. Prosper expects the closure of its Salt Lake City, Utah location, and the terminations and relocations to be substantially completed by the third quarter of 2016.

Prosper expects to incur pre-tax charges of approximately $5.9 million, substantially all of which are related to employee severance and benefits. Prosper also expects to incur additional charges related to lease impairment and other contract-related charges; the financial impact of these charges is still being determined. Prosper expects to recognize these charges during the second and third quarters of fiscal 2016 and expects substantially all the charges to entail cash expenditures.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K, particularly those regarding the proposed measures and the expected timing and estimated amount of charges related thereto, are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those predicted by such forward-looking statements. These risks and uncertainties include changes in the business and competitive environment in which Prosper operates, the timing and execution of measures that may be subject to local labor law requirements; assumptions related to severance costs; and/or assumptions related to cost savings, product demand and operating efficiencies. They also include other risks detailed from time to time in Prosper’s publicly filed documents, including its registration statements and Forms 10-K, 10-Q, and 8-K. Any forward-looking statements are and will be based upon Prosper’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Prosper undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: May 4, 2016	By:	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel and Secretary